UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 24, 2010

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2010, Wonder Auto Technology, Inc. (the “Company”) announced that its wholly owned subsidiary Wonder Auto Limited (BVI) (“WAL”) entered into a Share Transfer Agreement dated December 24, 2010 with Jinzhou Halla Investment Co., Ltd (the “Acquirer”), pursuant to which the Acquirer purchased from WAL a 1.10% equity interest in Jinzhou Halla Electrical Equipment Co. Ltd. (“Jinzhou Halla”), WAL’s wholly owned subsidiary, in exchange for RMB11.35 million (approximately US$1.7 million) (the “Share Transfer Agreement”).  The Acquirer is owned and controlled by Qingjie Zhao, the Company’s Chairman of the Board, Chief Executive Officer and President, Meirong Yuan, the Company’s Chief Financial Officer, Qingdong Zeng, the Company’s Chief Strategy Officer, Yuncong Ma, the Company’s Chief Operating Officer, Yongdong Liu, the Company’s Vice President, and Yuguo Zhao, the Company’s Vice President.

The Share Transfer Agreement and transactions effected thereby are part of the corporate restructuring that the Company is completing in connection with its proposed listing of Jinzhou Halla’s shares on the Shenzhen Stock Exchange.

Given the interests of officers, directors and other employees of the Company in the Acquirer, the Share Transfer Agreement was reviewed and approved by the Company’s Audit Committee of its Board of Directors.

The foregoing description of the Share Transfer Agreement is only a summary and is qualified in its entirety by reference to the Share Transfer Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company cautions investors that listing on the Shenzhen Stock Exchange is a complex process that involves a number of risks and uncertainties, including without limitation, approval of China’s Securities Regulatory Commission, and there is no assurance that the listing of Jinzhou Halla’s shares on the Shenzhen Stock Exchange will be completed.

Safe Harbor Statement

This current report on Form 8-K includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning the proposed listing of Jinzhou Halla’s shares on the Shenzhen Stock Exchange and related restructuring. Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “believe,” “expect,” “may,” “hope,” “should,” “potential,” “continue,” “anticipate,” “future,” “intend,” “plan,” “believe,” “is/are likely to,” “proposed,” “estimate” or similar expressions. Such information is based upon assumptions and expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions and expectations are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this report. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Quarterly Reports on 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov. All information provided in this current report and in the attachments is as of the date of this current report.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description of Exhibit
10.1	Share Transfer Agreement dated December 24, 2010 by and between Wonder Auto Limited (BVI) and Jinzhou Halla Investment Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: December 29, 2010

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Share Transfer Agreement dated December 24, 2010 by and between Wonder Auto Limited (BVI) and Jinzhou Halla Investment Co., Ltd.